Exhibit 10.1

THIRD AMENDMENT TO

AMENDED AND RESTATED

EXECUTIVE EMPLOYMENT AGREEMENT

            THIS THIRD AMENDMENT, dated as of February 9, 2011, to Amended and Restated Executive Employment Agreement, dated as of December 31, 2008, between R. Richard Fontaine (“Executive”) and GameStop Corp. (the “Company”), as amended as of April 5, 2010 and June 2, 2010 (such agreement, as previously amended, the “Original Agreement”).  (Defined terms used herein shall have the respective meanings ascribed thereto in the Original Agreement.)

            WHEREAS, the Parties desire to modify the Original Agreement as provided below;

            NOW, THEREFORE, the Parties hereby agree that the Original Agreement shall be modified as follows:

1.         Termination by Executive Following a Change in Control.  Section 4(f) of the Original Agreement, which entitles the Executive to terminate his employment following a Change in Control, is hereby deleted in its entirety.  As a result, (a) clause (ii) in Section 5(b), which reads “other than by the CIC Termination Date following a Change in Control”, and clause (ii) in Section 5(c), which reads “Executive terminates his employment by the CIC Termination Date following a Change in Control”, are hereby deleted and replaced by “[reserved]”, and (b) the words “or by the CIC Termination Date following a Change in Control” in Section 6 are hereby deleted.

2.         Miscellaneous.  Except as modified by this Amendment mutatis mutandis, all terms and conditions set forth in the Original Agreement shall continue to apply and remain unchanged and in full force and effect, and any reference in the Original Agreement to “this Agreement” shall mean the Original Agreement as modified by this Amendment.

[SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

EXECUTIVE:

/s/ R. Richard Fontaine
R. Richard Fontaine

THE COMPANY:

GAMESTOP CORP.

By:	/s/ Daniel A. DeMatteo
Name:	Daniel A. DeMatteo
Title:	Executive Chairman